UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 28, 2010

THE TIMBERLAND COMPANY
(Exact name of registrant as specified in charter)

DELAWARE	1-9548	02-0312554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Domain Drive, Stratham, NH	03885
(Address of principal executive offices)	(Zip Code)

(603) 772-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 28, 2010, The Timberland Company (the “Company”) issued a press release setting forth the Company’s second-quarter 2010 results.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The attached press release includes a discussion of constant dollar revenue changes, which exclude the impact of changes in foreign exchange rates, and are not Generally Accepted Accounting Principle (“GAAP”) performance measures.  The attached press release includes a reconciliation of these non-GAAP measures to the related GAAP measures.  The Company provides constant dollar revenue changes because it uses the measures to understand the underlying results and trends of the business segments excluding the impact of exchange rate changes that are not under management’s direct control.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	99.1	Press Release of The Timberland Company dated July 28, 2010 setting forth the Company’s second-quarter 2010 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date:	July 28, 2010	By:	/s/ Carrie W. Teffner
		Name:	Carrie W. Teffner
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of The Timberland Company dated July 28, 2010 setting forth the Company’s second-quarter 2010 results.